UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100
Newark, Delaware 19711
(Address of principal executive offices, including zip Code)

(302) 355-0650
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 21, 2013, the Board of Directors of the iBio, Inc. (the “Company”) appointed Scott Kain, age 35, to serve as Chief Financial Officer of the Company; Douglas Beck, his predecessor as Chief Financial Officer, became a senior adviser.

Mr. Kain is a Certified Public Accountant in the Commonwealth of Pennsylvania who most recently served as the Associate Director of Financial Reporting at Enzon Pharmaceuticals, Inc., a NASDAQ listed company, where he was employed since 2011. In this capacity, Mr. Kain had principal responsibility for the preparation and filing of SEC periodic reports, technical accounting matters and oversight of Enzon’s internal controls over financial reporting in accordance with SOX 404 requirements. Additionally, while at Enzon, Mr. Kain also led the Treasury and Financial Planning and Analysis functions entailing oversight of the corporate cash management program and development of corporate operating and capital budgets. Prior to joining Enzon, Mr. Kain was employed from 2005 to 2010 at Sopherion Therapeutics LLC, a pre-IPO venture-backed biotechnology company, where he held financial and global operational management roles beginning as Manager of Financial Reporting and ending as Director of Clinical Supply Chain. Mr. Kain began his career in public accounting in the assurance practice of Ernst & Young LLP. Mr. Kain earned a B.A. in Economics magna cum laude from Bucknell University and an M.S. in Accounting from the University of Virginia. He is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

There is no arrangement or understanding between Mr. Kain and any other person, pursuant to which Mr. Kain was to be selected as an officer. Mr. Kain is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Kain will be employed on an at-will basis, with an initial annual base salary of $180,000. In connection with his appointment, Mr. Kain was granted, pursuant to the Company’s 2008 Equity Incentive Plan, a stock option to purchase 100,000 shares of the Company's common stock at an exercise price set at the last trading price on the date of grant. This option will vest in three equal annual installments beginning on the first anniversary of the commencement of Mr. Kain’s service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.
Date: February 21, 2013	By:	/s/ Andrea Corcoran
Andrea Corcoran Senior Vice President, Finance and Strategy